CONSENT TO AND ACKNOWLEDGMENT OF ASSIGNMENT

        This Consent to and Acknowledgment of Assignment is made as of the 25th day of April, 2007, by Alan N. Stillman, Stillman’s First, Inc., La Cite, Inc., White & Witkowsky, Inc. Thursdays Supper Pub, Inc., Alan N. Stillman Grantor Retained Annuity Trust and Donna Stillman Trust (each, a “Stockholder,” and collectively, the “Stockholders”) in favor of Project Grill, LLC (“Grill”) and SWRG Acquisition Sub, Inc. (“Newco”).

        Reference is made to: (i) that certain voting agreement, dated as of February 26, 2007, by and among Patina Restaurant Group, LLC (“Patina”), SWRG Holdings, Inc. (“SWRG”) and the Stockholders listed on Schedule I attached thereto (the “Voting Agreement”); and (ii) that certain Assignment and Assumption Agreement, dated April 25, 2007, by and between Patina, SWRG, Grill and Newco (the “Assignment Agreement”), attached hereto.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

        Notwithstanding Section 9(c) of the Voting Agreement, each Stockholder hereby consents to and acknowledges the assignments by Patina to Grill and by SWRG to Newco all of their respective rights, title and interest in, to and under the Voting Agreement, pursuant to Section 1 of the Assignment Agreement.

        IN WITNESS WHEREOF, the undersigned hereto has executed this Consent to and Acknowledgment of Assignment on the date first written above.

ALAN N. STILLMAN

/s/ Alan N. Stillman

STILLMAN'S FIRST, INC.

By: /s/ Alan N. Stillman
       Name:
       Title:

LA CITE, INC.

By: /s/ Alan N. Stillman
       Name:
       Title:

WHITE & WITKOWSKY

By: /s/ Alan N. Stillman
       Name:
       Title:

THURSDAYS SUPPER PUB, INC.

By: /s/ Alan N. Stillman
       Name:
       Title:

ALAN N. STILLMAN GRANTOR RETAINED
ANNUITY TRUST

By: /s/ Eugene I. Zuriff
       Name:
       Title:

DONNA STILLMAN TRUST

By: /s/ Eugene I. Zuriff
       Name:
Title: